EXHIBIT 10.3


                          ASSIGNMENT OF PROMISSORY NOTE

    FOR VALUE RECEIVED, HEICO Corporation, a Florida corporation ("HEICO"), hereby assigns, endorses, conveys and transfers unto Forum Capital Markets L.P., a Delaware limited partnership, all right, title and interest of HEICO in and to the 6 1/2% Convertible Negotiable Note due June 30, 2001 issued by U.S. Diagnostic Labs Inc., a Delaware corporation the name of which has been changed to U.S. Diagnostic Inc., as such Note was amended on December 24, 1996 and September 16, 1997 (as so amended, the "Note"). The original executed copy of the Note and copies of each of such amendments are attached hereto.

    This Assignment is with all accrued and unpaid interest on the Note to the date of this Assignment.

    HEICO represents and warrants that it has good title to, and is the sole owner of, the Note. This Assignment is absolute and unconditional and, except as set forth in the immediately preceding sentence, is without representation or warranty by, or recourse to, HEICO.

Dated:  September 16, 1997

                                                   HEICO CORPORATION

                                                   By: /s/ LAURANS A. MENDELSON
                                                       ------------------------
                                                   Laurans A. Mendelson,
                                                   Chairman of the Board and
                                                   Chief Executive Officer

WITNESS:


/s/ WILLIAM S. HARLOW
-----------------------------
Print Name: WILLIAM S. HARLOW